Exhibit 99.2
SPECIAL MEETING OF SHAREHOLDERS July 23, 2002, 11:00 a.m. Local Time
Dear Trigon Healthcare, Inc. Shareholder(s),
We are pleased to offer you the convenience of telephone or Internet voting in addition to the ability to vote by mail. When voting by telephone or the Internet, please have your proxy card in hand.

VOTE BY TELEPHONE OR THE INTERNET
Call the Toll-Free number 1-800-542-1160 using a Touch-Tone phone or access the Website at http://www.votefast.com. You will be prompted to enter your Control Number and then you can follow the simple instructions that will be presented to you to record your vote. IF YOU VOTE BY TELEPHONE OR THE INTERNET, PLEASE DO NOT RETURN YOUR PROXY BY MAIL.
VOTE BY MAIL
Please mark, sign and date your proxy card and return it in the postage-paid envelope provided or return it to: Stock Transfer Dept. (TH), National City Bank, P.O. Box 92301, Cleveland, OH 44193-0900.

YOUR VOTE IS VERY IMPORTANT

Vote by Telephone Call Toll-Free using a Touch-Tone phone: 1-800-542-1160	Vote by Internet Access the Website and cast your vote: http://www.votefast.com	Vote by Mail Return your proxy in the Postage-paid envelope provided.

Vote 24 hours a day, 7 days a week!
Your telephone or Internet vote must be received by 11:59 p.m. eastern time on July 22, 2002 to be counted in the final tabulation.
IF YOU VOTE BY TELEPHONE OR THE INTERNET, PLEASE DO NOT SEND YOUR PROXY BY MAIL.

YOUR CONTROL NUMBER IS:

If voting by mail, proxy must be signed and dated below.
Please fold and detach card at perforation before mailing.

Trigon Healthcare, Inc.	Proxy/Voting Instruction Card

This PROXY is solicited by the Board of Directors for use at the Special Meeting of Shareholders on Tuesday, July 23, 2002.

By signing below, you revoke all prior proxies and appoint Ronald M. Nash and J. Christopher Wiltshire, and either of them, as proxies, each with full power of substitution, acting jointly or by either of them if only one be present and acting, to vote and act with respect to all shares of common stock of the undersigned in Trigon Healthcare, Inc., at the Special Meeting of Shareholders to be held on Tuesday, July 23, 2002 or any adjournment, postponement, continuation or rescheduling thereof, upon all subjects that may properly come before the meeting, including the matters described in the joint proxy statement/prospectus furnished herewith, subject to the directions indicated on the reverse side of this card or through the telephone or Internet proxy procedures, and at the discretion of the proxies on any other matters that may properly come before the meeting. If specific voting instructions are not given with respect to matters to be acted upon and the signed card is returned, the proxies will vote in accordance with the directors' recommendations provided on the reverse and at their discretion on any matters that may properly come before the meeting.

The undersigned acknowledges receipt from Trigon Healthcare, Inc. prior to the execution of this proxy of a Notice of Special Meeting of Shareholders and a joint proxy statement/prospectus dated June 7, 2002.

Signature(s) Signature(s)
Date:	, 2002
Please sign exactly as name(s) appear hereon. Joint owners should each sign personally. When signing as executor, administrator, corporation officer, attorney, agent, trustee, guardian, or in other representative capacity, please state your full title as such.

Please retain and present this ticket for admission to the meeting.

Trigon Healthcare, Inc.
Special Meeting of Shareholders

Tuesday, July 23, 2002
11:00 a.m. Local Time

Trigon Healthcare, Inc.
2015 Staples Mill Road
Richmond, VA 23230

Please fold and detach card at preforation before mailing.

Trigon Healthcare, Inc.	Proxy/Voting Instruction Card

Your shares of Class A common stock will be voted as you specify. If no choice is specified, your proxy will be voted "FOR" Proposal 1, and in the discretion of the proxy holder on any other matters which may properly come before the Special Meeting of Shareholders and on all adjournments, postponements, continuations or rescheduling of the meeting. If you do not sign and return a proxy, submit a proxy by telephone or through the Internet, or attend the meeting and vote by ballot, shares that you own directly cannot be voted.

The Board of Directors recommends a vote FOR Proposal 1. The Board of Directors knows of no other matters that are to be presented at the meeting.

1.
To approve the Agreement and Plan of Merger, dated as of April 28, 2002, among Anthem, Inc., Al Sub Acquisition Corp. and Trigon Healthcare, Inc. and the transactions contemplated thereby, including the merger, as more fully described in the accompanying joint proxy statement/prospectus.

☐    FOR ☐    AGAINST ☐    ABSTAIN

(CONTINUED, AND TO BE SIGNED AND DATED, ON THE REVERSE SIDE.)